                                                                   Exhibit 10.18

                            MILLENNIUM CHEMICALS INC.
                 2004 - 2006 EXECUTIVE LONG TERM INCENTIVE PLAN

                                 Effective as of
                                 January 1, 2004

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Article 1         PURPOSE.....................................................1

Article 2         DEFINITIONS.................................................1

Article 3         ELIGIBILITY AND PARTICIPATION...............................6

Article 4         AWARD TARGET................................................6

Article 5         EARNING, VESTING AND DISTRIBUTION OF AWARDS.................7

Article 6         AWARDS......................................................7

        6.1    Award Targets..................................................7

        6.2    Goals..........................................................7

        6.3    Establishment of Requirements..................................7

        6.4    Committee Certification........................................7

        6.5    Earned Awards..................................................8

        6.6    Requirement of Employment......................................8

Article 7         TERMINATION OF EMPLOYMENT...................................8

        7.1    Termination of Employment......................................8

        7.2    Certain Former Participants....................................8

Article 8         CHANGE IN CONTROL...........................................8

Article 9         MANDATORY DEFERRALS.........................................9

Article 10        ADMINISTRATION..............................................9

        10.1   Responsibility.................................................9

        10.2   Delegation of Authority........................................9

        10.3   Determinations and Interpretations by the Committee...........10

Article 11        CLAIMS.....................................................10

        11.1   Claims Procedure..............................................10

        11.2   Claims Review Procedure.......................................10

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Article 12        GENERAL PROVISIONS.........................................10

        12.1   Withholding Taxes.............................................10

        12.2   Assignability and Transferability.............................11

        12.3   Funding.......................................................11

        12.4   No Right, Title, or Interest in Company Assets................11

        12.5   No Right to Continued Employment..............................12

        12.6   Governing Law.................................................12

Article 13        AMENDMENT AND TERMINATION..................................12

        13.1   Right to Amend, Suspend or Terminate..........................12

        13.2   Termination...................................................12

        13.3   No Impairment.................................................12

  APPENDIX I - Committee Determined Strategic Goals for the Performance Period

                            MILLENNIUM CHEMICALS INC.
                 2004 - 2006 EXECUTIVE LONG TERM INCENTIVE PLAN

                                    ARTICLE 1
                                     PURPOSE

          The purpose of this Millennium Chemicals Inc. 2004 - 2006 Executive Long Term Incentive Plan (the "Plan") is to align executive management's strategic and operational decisions and the implementation of those decisions to successfully create a step change in the financial performance of the Company and higher value for shareholders. The Plan is also designed to provide a competitive level of long term incentive opportunity to attract, retain and motivate certain key employees of Millennium Chemicals Inc. (together with its successors, the "Company") and its subsidiaries in order to increase the profitability of the Company and its affiliates. The Plan became effective as of January 1, 2004 and shall continue, as amended from time to time, unless terminated by the Company.

                                    ARTICLE 2
                                   DEFINITIONS

          In addition to the terms specifically defined elsewhere in the Plan, the following terms shall have the respective meanings indicated (unless the context indicates otherwise):

          "Affiliate" means any corporation, partnership, limited liability company or other business entity in respect of which the Company owns, directly or indirectly, the outstanding securities or other ownership interests representing fifty percent (50%) or more of the combined voting power, equity or capital interests of such entity.

          "Annual Plan" means the Millennium Chemicals Inc. Annual Performance Incentive Plan, the Omnibus Plan or any successor plan pursuant to which annual incentive bonus awards are granted generally to key executives of the Company and its subsidiaries.

          "Award" means a participant's Award Target as adjusted for the applicable percent of each Strategic Goal attained, as determined by the Committee.

          "Award Date" means the date on which Awards are finally determined as specified in Section 6.5 below following the end of a Performance Period, and generally follows as soon as practicable the date upon which annual incentive bonus awards are paid to executives under the Annual Plan (or, if bonuses are not paid or earned in the last Plan Year of a Performance Period, the date that bonuses would have been paid if bonuses were earned).

          "Award Distribution Date" means the date on which Awards are distributed or deferred pursuant to Article 9 as soon as reasonably practicable following the Award Date.

          "Award Target" has the meaning set forth in Article 4.

          "Board of Directors" means the Board of Directors of the Company.

          "Change in Control" means the first of any of the following to occur with respect to the Company:

          (a) any "person" as such term is used in Sections 13(d) and 14(d) of the 1934 Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities;

          (b) during any period of two consecutive years (not including any period prior to October 1, 1996), individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c), or (d) of this paragraph or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of the Company) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors;

          (c) the merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in (a) above) acquires more than twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control; or

          (d) the shareholders of the Company approve a plan of complete liquidation of the Company or the closing of the sale or disposition by the Company of all or substantially all of the Company's assets other than the sale or disposition of all or substantially all of the assets of the Company to one or more Subsidiaries (as defined below) of the Company or to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or disposition, provided, however, (y) the sale or disposition of all or any part of the Company's interests in Equistar Chemicals, LP ("Equistar") (and all subsequent sales and dispositions of any securities or assets received as proceeds thereof, or as proceeds of proceeds) shall not be deemed to constitute a Change in Control, and (z) if the Company sells or disposes of all or any part of the Company's interests in Equistar indirectly (either through the sale or other disposition of any entity that owns, directly or indirectly, all or any part of the Company's interests in Equistar, or otherwise), then the sale or disposition of the Company's interests in Equistar (and all subsequent sales and dispositions of any securities or assets received as proceeds thereof, or as proceeds of proceeds) shall be ignored and disregarded in determining whether any such Change in Control has occurred. By way of illustration, if an indirect subsidiary of the Company that owns the Company's interests in Equistar together with certain other assets is sold, then, in determining whether a Change in Control has occurred, all relevant determinations shall be made pursuant to the assumption that (y) such subsidiary owns only such other assets, and (z) neither such subsidiary nor the Company owns, either directly or indirectly, the interests in Equistar. "Subsidiary" has the meaning set forth in Section 424(f) of the Code, as amended or superseded, and the term shall also include any partnership, limited liability company or other business entity if the Company owns, directly or indirectly, securities or other ownership interests representing at least fifty percent (50%) of the ordinary voting power or equity or capital interests of such entity.

          "Change in Control Pro Rata Portion" means a participant's Award
Target: (x) multiplied by 33.3%, if a Change in Control should occur in year 1 of the Performance Period; (y) multiplied by 66.6%, if a Change in Control should occur in year 2 of the Performance Period; and (z) multiplied by 100%, if the Change in Control should occur in year 3 of the Performance Period.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Committee" means the Compensation Committee of the Board of Directors or such other committee as may be appointed by the Board of Directors. Unless the Board of Directors determines otherwise, the Committee shall be comprised solely of not less than two members who each shall qualify as (a) a "non-employee director" within the meaning of Rule 16b-3(b) (3) (or any rule which amends or supersedes such rule) under the 1934 Act and (b) an "outside director" within the meaning of Section 162(m) of the Code.

          "Common Stock" means the common stock, $.01 par value, of the Company, subject to adjustment as provided in Article 10.

          "ELTIP Reference Percentage" has the meaning set forth in Article 4.

          "Employer" means the Company, Millennium America Holdings Inc., Millennium Inorganic Chemicals Inc., Millennium Petrochemicals Inc., Millennium Specialty Chemicals Inc. and any other Affiliate authorized by the Committee to participate in the Plan, and any successor thereto.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Executive Officer" means an individual who is an employee of an Employer holding the office of Senior Vice President or higher.

          "Fair Market Value" means, for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date, the closing price reported for a share of Common Stock on the applicable date (a) as reported by the principal national securities exchange in the United States on which it is then traded, or (b) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers.

          "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.

          "Officer" means an individual who is an employee of an Employer holding the office of Vice President of the Company or who is an executive officer of the Company.

          "Omnibus Plan" means the Millennium Chemicals Inc. 2001 Omnibus Incentive Compensation Plan effective January 26, 2001, as amended from time to time.

          "Performance Period" means the period of January 1, 2003 through December 31, 2005.

          "Plan Year" means the calendar year.

          "Pro Rata Portion" means a participant's Award, as determined by the Committee, multiplied by the number of full months such participant participated in the Plan divided by thirty-six (36).

          "Strategic Goal" means any objective strategic goal, formula or standard in respect of a Performance Period established by the Committee consistent with the terms hereof and the terms of the Omnibus Plan, which may incorporate (to the extent permitted under Section 162(m) of the Code) provisions for disregarding or adjusting for changes in accounting methods, corporate transactions (including but not limited to dispositions and acquisitions) and other similar types of events or circumstances, and which shall be based on one or more of the following criteria applicable to the Company, any of its Affiliates, and any of their respective business units, or any one or more other performance measures selected by the Committee in its sole discretion consistent with the terms of the Omnibus Plan: (i) the attainment of certain target levels of operating profit; (ii) the attainment of a specified level of debt reduction; or (iii) the attainment of specific improvement in return on assets. The Strategic Goals for the Performance Period 2004 - 2006 are set out in Part A of Appendix I.

          "Total and Permanent Disability", with respect to a participant, has the same meaning that such term (or similar term) has under the Employer's long term disability plan applicable to such participant.

          "Trustee" means the corporate trustee appointed from time to time by the Company to administer the Millennium America Holdings Inc. Long Term Incentive Plan and Executive Long Term Incentive Plan Trust established in connection with the Plan.

          "Vesting Date" means the same date as the Award Distribution Date.

                                    ARTICLE 3
                          ELIGIBILITY AND PARTICIPATION

          3.1 Participation in the Plan in respect of each Plan Year shall be determined by the Committee, in its sole discretion. Eligibility for participation in the Plan shall be limited to any individual who is employed by an Employer as an Executive Officer or Officer. The adoption of the Plan shall not be deemed to give any person a right to participate herein. Participation in the Plan in respect of any Plan Year shall not be deemed to give any person a right to participate in the Plan in any other Plan Year. An employee's right to participate in the Plan for a Plan Year is always subject to approval by the Committee. All Awards granted under this Plan are granted under and pursuant to the Omnibus Plan, and this plan document is intended to specify the terms and conditions of the Awards as granted under the Omnibus Plan.

          3.2 An employee of any of the Employers who becomes eligible, in accordance with Section 3.1, to participate under this Plan following the commencement of the Performance Period, and who is subsequently approved by the Committee to participate in the Plan, will be deemed admitted to the Plan on January 1 of the year immediately following the Committee's acceptance of such employee to the Plan. Following the Performance Period, such employee will receive the Pro Rata Portion of his or her Award.

          3.3 If any participant under this Plan is demoted to a position below that of Vice President, and is thereby no longer eligible to participate under this Plan, such participant (provided that such participant is still in the service of the Employer at the end of the Performance Period), shall be entitled to receive the Pro Rata Portion of such participant's Award at the end of the Performance Period.

                                    ARTICLE 4
                                  AWARD TARGET

          With respect to the Performance Period, the Committee shall establish in writing the ELTIP Reference Percentage and Award Target for each participant or class of participants. However, the Committee may, in its sole discretion, alter or amend the ELTIP Reference Percentage or Award Target during the Performance Period.

          4.1 "ELTIP Reference Percentage" means a percentage established by the Committee in accordance with this Article 4.

          4.2 "Award Target" means an amount equal to the ELTIP Reference Percentage multiplied by a participant's base salary at the beginning of the relevant Performance Period.

                                    ARTICLE 5
                   EARNING, VESTING AND DISTRIBUTION OF AWARDS

          5.1 A participant in the Plan, who is an Officer or Executive Officer of the Employer at the end of the Performance Period, shall earn an Award under the Plan by meeting the requirements specified herein. Notwithstanding the foregoing, all awards are subject to final review by the Committee, which may reduce or eliminate any and all awards at its complete discretion.

          5.2 A participant shall fully vest in his or her earned Award in respect of the Performance Period on the Award Distribution Date for the Performance Period.

          5.3 Distribution of the Award shall be made in cash on the Award Distribution Date (or as soon as practicable thereafter, once all required withholding taxes are paid.)

                                    ARTICLE 6
                                     AWARDS

          6.1 Award Targets. For each Performance Period, one hundred percent (100%) of each participant's Award Target shall be based upon the attainment of the Strategic Goals, subject to the discretion of the Committee.

          6.2 Goals. With respect to each Performance Period, the Committee shall establish in writing one or more Strategic Goals that must be attained for a participant or class of participants to earn all or part of the Award Target. The Committee shall prescribe one or more formulas to determine the percentage (including a maximum percentage) of the Award that may be earned based upon the degree of attainment of each component of the Strategic Goals during the Performance Period. The Committee shall specify the minimum goals that shall be attained before the Award Target may be earned. If the Committee fails to specify such a minimum, the Strategic Goals established by the Committee shall be deemed to be minimums, unless the Committee determines otherwise at any time in its sole discretion. The Strategic Goals for the Performance Period are attached hereto as Appendix I.

          6.3 Establishment of Requirements. Establishment of the ELTIP Reference Percentage, Award Target, and the formula to determine the percentage of the Award to be earned based upon the degree of attainment of the established Strategic Goals shall be made by the Committee no later than March 31 of the first Plan Year in the Performance Period (or such later date as permitted by the Committee). Unless the Committee, in its sole discretion, deems it necessary, after such date, the Committee shall not increase the amount of the Award Targets established under this Section 6.3 for the Performance Period.

          6.4 Committee Certification. As soon as administratively practicable following the end of each Performance Period, the Committee shall determine in its sole discretion whether the Strategic Goals established for each participant or class of participants have been attained and shall certify the degree of such attainment in writing or in the minutes of the Committee.

          6.5 Earned Awards. The Award earned by a participant for the Performance Period shall be equal to the percentage of such participant's Award Targets established under Section 6.2 above that corresponds with the degree of attainment certified by the Committee pursuant to Section 6.4 above. Unless otherwise specified by the Committee, no Awards shall be earned by or distributed to a participant with respect to any Performance Period unless the minimum Strategic Goals for such participant or class of participants is attained for the Performance Period.

          6.6 Requirement of Employment. Except as otherwise provided in Section
7.1 and Article 8, Awards may be earned only by a participant who is an active employee of an Employer on the last day of the Performance Period.

                                    ARTICLE 7
                            TERMINATION OF EMPLOYMENT

          7.1 Termination of Employment. A participant does not earn an Award in the event such participant terminates employment with respect to all Employers prior to the last day of the Performance Period; provided, however, that a participant whose employment is terminated prior to such date (a) as a result of such participant's death or Total and Permanent Disability, (b) on or after attaining age 50 with at least 15 years of eligible service, or on or after attaining 55 with at least 10 years of eligible service, with one or more Employers and their Affiliates and predecessors thereof (or such other age and/or service requirements as the Committee in its sole discretion determines), or (c) under such other circumstances that the Committee in its sole discretion deems appropriate, shall continue to participate in the Plan subject to its terms and shall receive the Pro Rata Portion of his or her Award following the Performance Period.

          Any participant whose employment is terminated with respect to all Employers prior to the end of the Performance Period for any reason other than the reasons described in clauses (a), (b) or (c) of Section 7.1 above, shall not be entitled to any portion of the Award.

          7.2 Certain Former Participants. For purposes of the Plan, the term "participant" shall include an individual (a) with respect to whom any Award has been allocated but not yet vested or forfeited and (b) whose employment was terminated with respect to all Employers prior to the Vesting Date with respect to any Award but who is entitled to continue to participate in the Plan pursuant to Section 7.1, above.

                                    ARTICLE 8
                                CHANGE IN CONTROL

          Not withstanding any other provision of this Plan, in the event of a Change in Control of the Company, the Award Target with respect to the Performance Period in which the Change in Control of the Company occurs shall immediately be deemed to have been earned and vested, and each participant shall be entitled to receive his or her

Change in Control Pro Rata Portion of the Award (with the Strategic Goals calculated at 100% of attainment), which shall be distributed in cash, as determined in the Committee's sole discretion, to the participant as soon as practicable after a Change in Control of the Company Notwithstanding anything contained in this Article 8, no employee will receive an Award upon a Change in Control unless such employee is an Officer or Executive Officer on the date the Change in Control occurs, or unless an employment agreement or change in control agreement between the Employer and the participant specified otherwise; provided, however, that upon a Change in Control, any employee who is not at that time an Officer or Executive Officer, but who is nevertheless entitled to collect the Pro Rata Portion of his or her Award pursuant to Sections 3.3 or 7.1 of this Plan, may still collect such portion of the Award pursuant to the terms of those sections.

                                    ARTICLE 9
                               MANDATORY DEFERRALS

          Notwithstanding Section 5.3 and subject to Article 8, the Committee may require a participant to defer all or a portion of any distribution of an Award in any case where the Company anticipates that such payment or portion thereof would be nondeductible pursuant to Section 162(m) of the Code (the "Deferred Amount"). In such case, interest shall accrue on the Deferred Amount from February 5 of the Plan Year in which it otherwise became due until the date of payment at an annual rate equal to the base commercial lending rate announced by Chase Manhattan Bank in effect from time to time during the period of such deferral. The Deferred Amount shall be held as cash.

                                   ARTICLE 10
                                 ADMINISTRATION

          10.1 Responsibility. The Committee shall be the administrator of the Plan. The Committee shall have the responsibility, in its sole discretion, to control, operate, manage and administer the Plan in accordance with its terms and shall have all the discretionary authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan.

          10.2 Delegation of Authority. The Committee may delegate in writing to one or more of its members, or to one or more agents, such administrative duties and powers, including any duty or power under Articles 3 through 6, as it may deem advisable. In addition, the Committee or any such delegate may employ one or more persons to render advice with respect to any responsibility the Committee or such delegate may have under the Plan. The Committee or any such delegate may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Notwithstanding the foregoing, the Committee may not delegate any duties if such delegation would be in contravention of Rule 16b-3 or other applicable rules under Section 16(b) of the 1934 Act.

          10.3 Determinations and Interpretations by the Committee. All determinations and interpretations made by the Committee in good faith shall be binding and conclusive on all Participants and their heirs, successors and legal representatives. In the event this Plan conflicts in any way with any provision of the Omnibus Plan, the terms of the Omnibus Plan shall supercede the terms of this Plan, as this Plan and all Awards under this Plan are granted under the Omnibus Plan.

                                   ARTICLE 11
                                     CLAIMS

          11.1 Claims Procedure. If any participant or his or her designated beneficiary has a claim for amounts which are not being paid, such claimant may file with the Committee a written claim, in such form as is provided or approved by the Committee, setting forth the amount and nature of the claim, supporting facts, and the claimant's address. The Committee shall notify each claimant of its decision in writing by registered or certified mail within ninety (90) days after its receipt of a claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial ninety (90) day period, which notice shall specify the special circumstances requiring an extension and the date by which a final decision will be reached (which date shall not be later than one hundred eighty
(180) days after the date on which the claim was filed). If a claim is denied, the written notice of denial shall set forth the reasons for such denial, refer to pertinent Plan provisions on which the denial is based, describe any additional material or information necessary for the claimant to realize the claim, and explain the claim review procedure under the Plan.

          11.2 Claims Review Procedure. A claimant whose claim has been denied or such claimant's duly authorized representative may file, within sixty (60) days after notice of such denial is received by the claimant, a written request for review of such claim by the Committee. If a request is so filed, the Committee shall review the claim and notify the claimant in writing of its decision within sixty (60) days after receipt of such request. In special circumstances, the Committee may extend for up to sixty (60) additional days the deadline for its decision. The notice of the final decision of the Committee shall include the reasons for its decision and specific references to the provisions of the Plan on which the decision is based. The decision of the Committee shall be final and binding on all parties.

                                   ARTICLE 12
                               GENERAL PROVISIONS

          12.1 Withholding Taxes. By participation in the Plan, each participant shall be deemed to (a) agree to reimburse the Employer for any taxes required by any governmental regulatory authority to be withheld or otherwise deducted by such entity in respect of the payment of any amounts hereunder, and (b) authorize the Employer to withhold an amount sufficient to pay such taxes from any Award paid or payable to the participant or on the participant's behalf in any manner determined by the Committee in its sole discretion and on such terms as the Committee, in its sole discretion, may determine. If the Committee does not determine or specify any particular withholding methodology, the Employer shall withhold from the Award an amount of cash sufficient to pay such taxes.

          12.2 Assignability and Transferability. No interest in the Plan shall be assignable or transferable by a participant other than by will or the laws of descent and distribution. Any purported assignment or transfer of an interest in the Plan to a creditor of a participant shall be null and void, and such interest may be forfeited at the discretion of the Committee.

          The Company may assign its obligations under the Plan with respect to participants whose employment is terminated and who are employed by a successor entity, provided that such successor entity agrees to assume such obligations with respect to such participants.

          12.3 Funding. The Company shall make no provision for the funding of any undistributed Awards under the Plan that would cause the Plan to be a funded plan for purposes of Section 404(a) (5) of the Code or Title I of ERISA, or would cause the Plan to be other than an "unfunded and unsecured promise to pay money or other property in the future" under Treasury Regulations 'SS' 1.83-3(e). Except following a Change in Control, the Company shall have no obligation to make any arrangement for the accumulation of funds to pay any amounts under the Plan. Subject to the preceding sentence, the Company, in its sole discretion, may establish one or more grantor trusts described in subpart E, part I, subchapter J, chapter 1, subtitle A of the Code to accumulate shares of Common Stock or other amounts to pay amounts under the Plan, provided that the assets of such trusts shall be required to be used to satisfy the claims of the Company's general creditors in the event of the Company's bankruptcy or insolvency.

          In the event that the Company shall decide to establish an advance accrual reserve on its books against the future expense of payments undistributed Awards, such reserve shall not under any circumstances be deemed any asset of the Plan but, at all times, shall remain a part of the general assets of the Company subject to the claims of the Company's general creditors.

          12.4 No Right, Title, or Interest in Company Assets. Participants shall have no right, title, or interest whatsoever in or to any investments, which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, including any grantor trust described in Section 12.3. The Plan is not intended to be subject to ERISA.

          12.5 No Right to Continued Employment. The participant's rights, if any, to continue in the employ of the Employer shall not be enlarged or otherwise affected by his or her participation in the Plan, and the Employer reserves the right to terminate the employment of any participant at any time, subject to any limitations or procedures as may be set forth in a separate employment or retention agreement between the Employer and such participant.

          12.6 Governing Law. The Plan, all awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws, except as superseded by applicable federal law.

                                   ARTICLE 13
                            AMENDMENT AND TERMINATION

          13.1 Right to Amend, Suspend or Terminate. The Board of Directors may amend, suspend or terminate the Plan and/or reduce Awards and Award Targets at any time with or without prior notice; provided, however, that no action authorized by this Section 14.1 shall impair any rights or benefits which theretofore vested hereunder without the written consent of the affected participants.

          13.2 Termination. Upon a termination of the Plan, the Committee may, but is not required to, pay out the Award Target or unvested Awards, either in whole or in part, under the Plan.

          13.3 No Impairment. The following events shall not constitute an impairment of any rights or benefits under the Plan: (a) any forfeiture of unvested Awards upon an amendment, suspension or termination of the Plan or (b) any amendment of the term "Change in Control," provided that such amendment shall not be effective for at least six (6) months following its adoption.


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                                   APPENDIX I

        Committee Determined Strategic Goals for the Performance Period

     1. Operating Profit Award - Thirty-three and one-third percent of the Award Target will be based on the Company's Cumulative Operating Profit (the "Operating Profit Award"), determined as follows:

          a. Following the Performance Period, the Committee shall determine the Company's Cumulative Operating Profit over the Performance Period.

          b. If the Company's Cumulative Operating Profit for the Performance Period is less than $450 million participants shall earn no Operating Profit Award.

          c. If the Company's Cumulative Operating Profit for the Performance Period is at least $450 million the participants shall earn one hundred percent (100%) of the Operating Profit Award.

          d. The term "Cumulative Operating Profit" as used above means the cumulative operating profit of the Company and its consolidated subsidiaries for the Performance Period as determined by generally accepted accounting principals consistently applied.

          e. The Committee may, in its sole discretion, adjust the Cumulative Operating Profit goals set out above to reflect the acquisition and disposition of businesses and other unusual events occurring during the Performance Period.

     2. Reduction of Net Debt Award -Thirty-three and one-third percent of the Award Target will be based on the Company's progress towards Total Net Debt Reduction from the audited results for the year ended December 31, 2003 (the "Total Net Debt Reduction Award"), determined as follows:

          a. Following the Performance Period, the Committee shall determine the U.S. dollar value of the Company's Total Net Debt Reduction at the end of the Performance Period.

          b. If the Company's Total Net Debt Reduction is less than $500 million, participants shall earn no Total Net Debt Reduction Award.

          c. If the Company's Total Net Debt Reduction is $500 million or higher, participants will earn one hundred percent (100%) of the Total Net Debt Reduction Award.


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          d.   The term "Net Debt" as used above means $1,258 million,
               representing the Company's "Long-Term Debt," plus "current maturities of long-term debt" and any other short term notes and non-trade debt payables, less all "cash and cash equivalents," each as reported in the audited financial statement for the year ended December 31, 2003.

          e. Cash used to pay down Debt may result from asset sales, cash from wholly-owned businesses or from Equistar.

     3. Return on Assets Award - Thirty-three and one-third percent of the Target Award will be based on the Company's Average Return on Assets (the "Average Return on Assets Award"), determined as follows:

          a. Following the Performance Period, the Committee shall determine the Company's Average Return on Assets over the Performance Period, as follows:

               (i) For each year of the Performance Period, calculating (based on the audited financial statements for the applicable year) the percentage of the Company's yearly average Return on Assets by dividing:

                    (x) 65% of the Company's Net Operating Profit After Tax (NOPAT) for the applicable year, by

                    (y) the average, based on the first and last date of the applicable year, of the consolidated Total Assets less any investment(s) in Equistar; and

               (ii) Averaging the three yearly percentages attained in (i) above to determine the Average Return on Assets over the entire Performance Period.

          b. If the Company's Average Return on Assets for the Performance Period is less than 5%, participants shall earn no Average Return on Assets Award.

          c. If the Company's Average Return on Assets for the Performance Period is 5% or more, participants shall earn one hundred percent (100%) of the Average Return on Assets Award.

          d. The Committee may, in its sole discretion, adjust the Return on Asset goals set out above to reflect the acquisition and disposition of businesses and other unusual events occurring during the Performance Period.


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     4.   For each goal, the Committee has sole discretion to award an amount;

          a. less than 100% for the Company's substantial progress towards, but not achievement of, the Strategic Goals, or;

          b.   more than 100% if the Company exceeds the stated Strategic Goal


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